As filed with the Securities and Exchange Commission on September 1, 2022

Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

HOSTESS BRANDS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	47-4168492
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

7905 Quivira Road
Lenexa, Kansas 66215
(816) 701-4600

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Amended and Restated Hostess Brands, Inc. 2016 Equity Incentive Plan

(Full Title of the Plans)

Jolyn J. Sebree
Senior Vice President, General Counsel and Secretary
Hostess Brands, Inc.
7905 Quivira Road
Lenexa, Kansas 66215
(816) 701-4600
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Howard A. Kenny
Morgan, Lewis & Bockius LLP
101 Park Avenue
New York, NY 10178
(212)-309-6000

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act ☐

EXPLANATORY NOTE

Hostess Brands, Inc. (“we” or “the Company”) previously filed a Registration Statement on Form S-8 (File No. 333-215487) (the “Original Registration Statement”) with respect to the Hostess Brands, Inc. 2016 Equity Incentive Plan (the “Plan”). On June 8, 2022, our stockholders approved an amendment and restatement of the Plan to increase the aggregate number of shares of Class A Common Stock, par value $0.0001 per share that may be subject to awards under the Plan by an additional 4,000,000 shares. This Registration Statement covers such additional shares of Class A Common Stock. In accordance with General Instruction E of Form S-8, the contents of the Original Registration Statement are incorporated herein by reference.

The Amended and Restated Hostess Brands, Inc. 2016 Equity Incentive Plan filed herewith as Exhibit 4.3 replaces the Exhibit 4.3 previously filed with the Original Registration Statement.

PART II

Information Required in the Registration Statement

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference:

(a) The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the Commission on March 1, 2022;

(b) The Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2022, filed with the Commission on May 4, 2022, and the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2022, filed with the Commission on August 3, 2022;

(c) The Registrant’s Current Reports on Form 8-K filed with the Commission on April 7, 2022; June 10, 2022, June 30, 2022; and August 31, 2022;

(d) The Registrant’s Definitive Proxy Statement on Schedule 14A for the annual meeting of stockholders held on June 8, 2022, filed with the Commission on April 29, 2022; and

(e) The description of the Registrant’s Class A common stock, par value $0.0001 per share, contained in the Registration Statement on Form 8-A, as filed with the Commission on August 11, 2015, as updated by Exhibit 4.2 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, as filed with the Commission on March 1, 2022, including any subsequent amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents, except as to specific sections of such documents as set forth therein. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement.

Item 8. Exhibits.

The following exhibits are filed as part of this registration statement:

Exhibit Number	Exhibit description
4.3	Amended and Restated Hostess Brands, Inc. 2016 Equity Incentive Plan (1)
5.1	Opinion of Morgan, Lewis & Bockius LLP with respect to the legality of the shares being registered
23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm
23.2	Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included in signature page hereto)
107	Filing Fee Table
(1) Filed as exhibit 10.1 to the Company's Current Report on Form 8-K filed with the SEC on June 10, 2022 and incorporated herein by reference.

Item 9. Undertakings.

A. The undersigned Registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Lenexa, State of Kansas, on September 1, 2022.

HOSTESS BRANDS, INC.
By:	/s/ Travis Leonard
Travis Leonard Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Andrew P. Callahan, Travis E. Leonard, and Jolyn J. Sebree, and each of them, as his true and lawful attorney-in-fact and agent with full power of substitution, for him in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Andrew P. Callahan	President, Chief Executive Officer and Director	September 1, 2022
Andrew P. Callahan	(Principal Executive Officer)
/s/ Travis Leonard	Executive Vice President and Chief Financial Officer	September 1, 2022
Travis Leonard	(Principal Financial Officer and Principal Accounting Officer)
/s/ Jerry D. Kaminski	Chairman and Director	September 1, 2022
Jerry D. Kaminski
/s/ Olu Beck	Director	September 1, 2022
Olu Beck
/s/ Laurence Bodner	Director	September 1, 2022
Laurence Bodner
/s/ Gretchen R. Crist	Director	September 1, 2022
Gretchen R. Crist
/s/ Rachel P. Cullen	Director	September 1, 2022
Rachel P. Cullen
/s/ Hugh G. Dineen	Director	September 1, 2022
Hugh G. Dineen
/s/ Ioannis Skoufalos	Director	September 1, 2022
Ioannis Skoufalos
/s/ Craig D. Steeneck	Director	September 1, 2022
Craig D. Steeneck